                            EXPENSE LIMIT AGREEMENT

   Expense Limit Agreement made as of May 1, 2006 and as revised on November 17, 2014 between Pioneer Investment Management, Inc. ("PIM"), on behalf of itself and its affiliates, Pioneer Investment Management Shareholder Services, Inc. ("PIMSS") and Pioneer Funds Distributor, Inc. ("PFD"), and each of the Pioneer Funds listed on Annex A, as updated from time to time (each a "Fund").

   Whereas PIM, PIMSS and PFD wish to reduce the expenses of each Fund; and

   Whereas each Fund wishes to have PIM enter into such an agreement.

   Now therefore the parties agree as follows:

   SECTION 1 Special Class A Limitations. The expenses attributable to each class of shares of the Funds listed on Annex B, as updated from time to time, shall be reduced, if necessary, so that the Ordinary Operating Expenses (as defined below) of each Fund attributable to such class of shares do not exceed the percentage of average daily net assets attributable to the applicable class of shares of such Fund as set forth on Annex B. This expense limitation shall be effected first by PIMSS waiving transfer agency fees and expenses allocated to the applicable class of shares. If waiving transfer agency fees and expenses alone is not sufficient to achieve the expense limitation reflected in Annex B, PFD shall waive Rule 12b-1 fees attributable to the applicable class of shares. In the event that waiving transfer agency fees and expenses and Rule 12b-1 fees attributable to a class of shares is not sufficient to achieve the expense limitation reflected in Annex B, PIM shall reimburse other expenses or waive other fees ("Fund-Wide Expenses") to the extent necessary to further reduce the expenses attributable to that class of shares to the percentage of average daily net assets reflected in Annex B. In the event that PIM waives or reimburses any Fund-Wide Expenses, PIM also agrees to waive or reimburse the Fund-Wide Expenses attributable to any other authorized class of shares to the same extent that such expenses are reduced for the class of shares that required the reduction of Fund-Wide Expenses.

   SECTION 2 Amendment or Termination of Expense Limits. PIM may terminate or modify these expense limitations only in accordance with this Agreement. PIM agrees that the expense limitations set forth in Annex B shall continue in force until the date set forth with respect to each Fund (and class thereof) in Annex B; provided, that PIM may extend a date reflected in Annex B from time to time.

   SECTION 3 Termination of Expense Reimbursement Provisions. Notwithstanding anything to the contrary in any predecessor to this Agreement, PIM agrees that it shall not be entitled to be reimbursed for any expenses that PIM, PIMSS or PFD has waived or limited.

   SECTION 4 Ordinary Operating Expenses. For purposes of this Agreement, Ordinary Operating Expenses means all expenses of the Funds other than extraordinary expenses, such as litigation, taxes and brokerage commissions, and acquired fund fees and expenses.

   SECTION 5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

   SECTION 6 Existing Agreements Superseded. In the case of each Fund, to the extent that this Agreement provides for expense limit arrangements for the same classes of the Fund to which an existing expense limit agreement relates (each an "Existing Agreement"), this Agreement shall supersede and replace the Existing Agreement.

   In witness whereof, the parties hereto have caused this Agreement to be signed as of the 17th day of November, 2014.

                                          Each of the Funds Listed on Annex A.

                                          By:     /s/Lisa M. Jones
                                                  ------------------------------
                                          Name:   Lisa M. Jones
                                          Title:  President

                                          PIONEER INVESTMENT
                                          MANAGEMENT, INC.

                                          By:     /s/Gregg M. Dooling
                                                  ------------------------------
                                          Name:   Gregg M. Dooling
                                          Title:  Chief Financial Officer

                                                                        Annex A

Pioneer Absolute Return Bond Fund (a series of Pioneer Series Trust V)
Pioneer AMT-Free Municipal Fund (a series of Pioneer Series Trust II)
Pioneer Bond Fund
Pioneer Classic Balanced Fund (a series of Pioneer Series Trust IV)
Pioneer Core Equity Fund (a series of Pioneer Series Trust XI)
Pioneer Disciplined Growth Fund (a series of Pioneer Series Trust XII)
Pioneer Disciplined Value Fund (a series of Pioneer Series Trust III)
Pioneer Dynamic Credit Fund (a series of Pioneer Series Trust X)
Pioneer Emerging Markets Fund
Pioneer Emerging Markets Local Currency Debt Fund
Pioneer Floating Rate Fund (a series of Pioneer Series Trust VI)
Pioneer Fund
Pioneer Fundamental Growth Fund (a series of Pioneer Series Trust X)
Pioneer Global Multisector Income Fund (a series of Pioneer Series Trust VII) Pioneer Global Equity Fund (a series of Pioneer Series Trust V)
Pioneer High Income Municipal Fund (a series of Pioneer Series Trust V)
Pioneer High Yield Fund
Pioneer Solutions - Conservative Fund (a series of Pioneer Asset Allocation
Trust)
Pioneer Solutions - Growth Fund (a series of Pioneer Asset Allocation Trust) Pioneer Solutions - Balanced Fund (a series of Pioneer Asset Allocation Trust) Pioneer International Value Fund (a series of Pioneer Series Trust VIII) Pioneer Long/Short Global Bond Fund (a series of Pioneer Series Trust V) Pioneer Long/Short Opportunistic Credit Fund (a series of Pioneer Series Trust
V)
Pioneer Multi-Asset Income Fund (a series of Pioneer Series Trust IV)
Pioneer Multi-Asset Real Return Fund (a series of Pioneer Series Trust VI) Pioneer Multi-Asset Ultrashort Income Fund (a series of Pioneer Series Trust X) Pioneer Short Term Income Fund

                                                                        Annex B

                                           Fiscal  Regular
                                            Year  Prospectus Expense
Fund                                 Class  End      Date     Limit  Expiration
----                                 ----- ------ ---------- ------- ----------
Pioneer Dynamic Credit Fund           Y     3/31     8/1      0.85%   8/1/16
Pioneer Fundamental Growth Fund       A     3/31     8/1      1.09%   8/1/16
                                      C     3/31     8/1      2.15%   8/1/15
                                      R     3/31     8/1      1.40%   8/1/16
                                      Y     3/31     8/1      0.83%   8/1/16
                                      Z     3/31     8/1      0.90%   8/1/16
Pioneer Multi-Asset Ultrashort
Income Fund                           C2    3/31     8/1      1.15%   8/1/15
Pioneer Bond Fund                     A     6/30     11/1     0.85%   11/1/16
                                      C     6/30     11/1     1.90%   11/1/15
                                      R     6/30     11/1     1.10%   11/1/16
                                      Y     6/30     11/1     0.58%   11/1/16
                                      Z     6/30     11/1     0.65%   11/1/16
Pioneer Solutions - Balanced Fund/*/  A     7/31     12/1     0.70%   12/1/15
                                      C     7/31     12/1     1.45%   12/1/15
Pioneer Solutions - Growth Fund*      A     7/31     12/1     0.70%   12/1/15
                                      C     7/31     12/1     1.45%   12/1/15
Pioneer Solutions - Conservative
Fund*                                 A     7/31     12/1     0.70%   12/1/15
                                      C     7/31     12/1     1.45%   12/1/15
Pioneer Classic Balanced Fund         A     7/31     12/1     1.16%   12/1/16
                                      C     7/31     12/1     2.06%   12/1/15
Pioneer Multi-Asset Income Fund       A     7/31     12/1     0.85%   12/1/16
                                      C     7/31     12/1     1.75%   12/1/16
                                      Y     7/31     12/1     0.65%   12/1/16
Pioneer Short Term Income Fund        A     8/31     1/1      0.85%   1/1/15
                                      C     8/31     1/1      1.15%   1/1/15
                                      C2    8/31     1/1      1.15%   1/1/15
Pioneer Global Equity Fund            A     8/31     1/1      1.30%   1/1/16
                                      C     8/31     1/1      2.20%   1/1/16
                                      Y     8/31     1/1      0.80%   1/1/16
Pioneer Disciplined Growth Fund       A     8/31     1/1      1.25%   1/1/15
                                      C     8/31     1/1      2.15%   1/1/15
                                      Y     8/31     1/1      0.90%   1/1/15
Pioneer Disciplined Value Fund        A     8/31     1/1      1.20%   1/1/16
                                      C     8/31     1/1      2.10%   1/1/16
                                      R     8/31     1/1      1.40%   1/1/16
                                      Y     8/31     1/1      0.85%   1/1/16
                                      Z     8/31     1/1      0.90%   1/1/16

--------
/*/ Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.

                                           Fiscal  Regular
                                            Year  Prospectus Expense
Fund                                 Class  End      Date     Limit  Expiration
----                                 ----- ------ ---------- ------- ----------
Pioneer High Income Municipal Fund     A   8/31      1/1      0.90%    1/1/16
                                       C   8/31      1/1      1.80%    1/1/15
Pioneer Long/Short Global Bond Fund    A   8/31      1/1      1.55%    1/1/16
                                       C   8/31      1/1      2.30%    1/1/16
                                       Y   8/31      1/1      1.30%    1/1/16
Pioneer Long/Short Opportunistic
Credit Fund                            A   8/31      1/1      1.70%    1/1/16
                                       C   8/31      1/1      2.45%    1/1/16
                                       Y   8/31      1/1      1.45%    1/1/16
Pioneer Absolute Return Bond Fund      A   8/31      1/1      1.15%    1/1/16
                                       C   8/31      1/1      1.90%    1/1/16
                                       Y   8/31      1/1      0.75%    1/1/16
Pioneer Emerging Markets Local
Currency Debt Fund                     A   10/31     3/1      1.20%    3/1/16
                                       C   10/31     3/1      2.10%    3/1/16
                                       Y   10/31     3/1      0.85%    3/1/16
Pioneer High Yield Fund                Z   10/31     3/1      0.85%    3/1/16
Pioneer Floating Rate Fund             Y   10/31     3/1      0.70%    3/1/16
                                       Z   10/31     3/1      0.90%    3/1/16
Pioneer Global Multisector Income
Fund                                   A   10/31     3/1      1.00%    3/1/16
                                       C   10/31     3/1      1.90%    3/1/16
                                       Y   10/31     3/1      0.75%    3/1/16
Pioneer Multi-Asset Real Return
Fund*                                  A   10/31     3/1      1.20%    3/1/16
                                       C   10/31     3/1      2.10%    3/1/15
                                       Y   10/31     3/1      0.90%    3/1/16
Pioneer Emerging Markets Fund          A   11/30     4/1      1.95%    4/1/16
                                       C   11/30     4/1      2.85%    4/1/16
                                       R   11/30     4/1      2.20%    4/1/16
Pioneer International Value Fund       A   11/30     4/1      1.45%    4/1/16
                                       C   11/30     4/1      2.35%    4/1/16
Pioneer Core Equity Fund               A   12/31     5/1      1.25%    5/1/15
                                       C   12/31     5/1      2.15%    5/1/15
Pioneer Fund                           Z   12/31     5/1      0.85%    5/1/16
Pioneer AMT-Free Municipal Fund        A   12/31     5/1      0.82%    5/1/16
                                       C   12/31     5/1      1.72%    5/1/15
                                       Y   12/31     5/1      0.55%    5/1/16

--------
/*/ Expense limitation applies to the fund's direct ordinary operating expenses and not the expenses of the underlying funds.